Exhibit 10.1

SIXTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SIXTH AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into by and between Cano Petroleum Inc., a Delaware corporation with its principal executive offices in Fort Worth, Texas (the “Company”), and Michael J. Ricketts, an individual currently residing in Tarrant County, Texas (“Employee”), effective as of the 11th day of November, 2010 (the “Amendment Effective Date”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the below described Agreement.

WHEREAS, the Company and Employee entered into that certain Employment Agreement dated July 1, 2006, and subsequent amendments thereto (the “Agreement”); and

WHEREAS, the Company and Employee now desire to amend, alter, modify and change the terms and provisions of the Agreement, as follows.

NOW THEREFORE, for and in consideration of the mutual benefits to be obtained hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Company and Employee do hereby agree to amend, alter, modify and change the Agreement, as of the Amendment Effective Date as follows:

1.             Section 1. Employment. shall be deleted in its entirety and the following substituted in place and in lieu thereof.

1.             Employment.  The Company hereby employs Employee in the capacity of Sr. Vice President and Chief Financial Officer, and Employee hereby agrees to accept such employment by the Company, upon the terms and conditions stated in this Agreement.

2.             Section 4. (a) shall be deleted in its entirety and the following substituted in place and in lieu thereof.

4.             Compensation.

(a)           Salary:  The Company shall pay Employee for his services, as base salary, on an annualized basis, of $200,000.00 (Two Hundred Thousand Dollars) per annum for the period from the Effective Date, which salary shall be payable by the Company in substantially equal installments on the Company’s normal payroll dates.  All applicable federal, state and local taxation guidelines.

Except as specifically amended, altered, modified and changed hereby and heretofore, the Agreement remains in full force and effect as originally written.

Remainder of Page Intentionally Blank

Signatures Follow

Signatures

To evidence the binding effect of the covenants and agreements described above, the parties hereto have executed this Amendment effective as of the date first above written.

THE COMPANY:

CANO PETROLEUM, INC.

By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
Chairman and Chief Executive Officer

EMPLOYEE:

/s/ Michael J. Ricketts
Michael J. Ricketts